Exhibit 16.1

McGladrey & Pullen, L.L.P.
Certified Public Accountants

April 8, 2009

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read M&F Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K for April 8, 2009, and we agree with such statements concerning our Firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP